Supplemental Operating & Financial Data

For the Quarter Ended September 30, 2019

WHITESTONE REIT
Creating Communities in Our Properties™

NOW OPEN

PEI WEI

smashburger

Frost

HOUSTON | AUSTIN | DALLAS | SAN ANTONIO | PHOENIX

WSR LISTED NYSE

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a self-managed fully integrated real estate investment trust that primarily
Common Shares	owns, manages and redevelops high quality retail properties which we refer to as Community Centered
Properties®. As of September 30, 2019, we wholly owned 57 Community Centered Properties® with
57 Community Centers	approximately 4.8 million square feet of gross leasable area, located in six of the top markets in the United States in
4.8 Million Sq. Ft. of gross	terms of population growth: Austin, Chicago, Dallas-Fort Worth, Houston, Phoenix and San Antonio.
leasable area	Headquarted in Houston, Texas, we were founded in 1998. We also own an 81.4% interest in 11 properties with
1,364 tenants	approximately 1.3 million square feet of gross leasable area through our equity investment in Pillarstone
Capital REIT Operating Partnership LP (“Pillarstone OP”).

6 Top Growth Markets	We focus on value creation in our properties, as we market, lease and manage our properties. We invest in
Austin	properties that are or can become Community Centered Properties® from which our tenants deliver needed services
Chicago	to the surrounding community. We focus on properties with smaller rental spaces that present opportunities for
Dallas-Fort Worth	attractive returns.
Houston
Phoenix	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide services to their
San Antonio	respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional
Fiscal Year End	commercial real estate operators. We value diversity on our team and maintain in-house leasing, property
12/31	management, marketing, construction and maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.
Common Shares &
Units Outstanding*:	We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery, restaurants,
Common Shares: 40.5 Million	medical, educational and financial services and entertainment. These tenants tend to occupy smaller spaces (less
Operating Partnership Units:	than 3,000 square feet) and, as of September 30, 2019, provided a 47% premium rental rate compared to our larger
0.9 Million	space tenants. The largest of our 1,364 tenants at our wholly owned properties comprised only 2.9% of our annualized base rental revenues for the three months ended September 30, 2019.
Distribution (per share / unit):
Quarter: $ 0.2850	Investor Relations:
Annualized: $ 1.1400	Whitestone REIT			ICR Inc.
Dividend Yield: 8.0%**	Kevin Reed, Director of Investor Relations			Brad Cohen
	2600 South Gessner, Suite 500, Houston, Texas 77063			203.682.8211
Board of Trustees:	713.435.2219 email: ir@whitestonereit.com
Nandita V. Berry	website: www.whitestonereit.com
Donald F. Keating
Paul T. Lambert	Analyst Coverage:
Jack L. Mahaffey	B. Riley FBR	JMP Securities	Ladenburg Thalmann	Maxim Group
James C. Mastandrea	Craig Kucera	Mitch Germain	John J. Massocca	Michael Diana
David F. Taylor	540.277.3366	212.906.3546	212.409.2543	212.895.3641
Trustee Emeritus:	ckucera@brileyfbr.com	mgermain@jmpsecurities.com	jmassocca@ladenburg.com	mdiana@maximgrp.com
Daniel G. DeVos
SunTrust Robinson Humphrey
Ki Bin Kim, CFA
* As of October 30, 2019	212.303.4124
** Based on common share price	kibin.kim@suntrust.com
of $14.26 as of close of market on
October 30, 2019.

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

Whitestone Reports Third Quarter 2019 Results
-Solid Results Reflect Steady Long Term Approach-
-Portfolio Occupancy Increases 100 Basis Points from Prior Quarter to 90.4%-
-100% Lease Up of Two Recent Pad Site Developments-
-$39.7 Million of Non-Core Dispositions (Owned through Equity Investment in Real Estate Partnership) Post Quarter-
-Increases 2019 Net Income Guidance and Affirms 2019 FFO and FFO Core Guidance-

HOUSTON, October 30, 2019 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) a pure-play community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “E-Commerce Resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt, today announced operating and financial results for the third quarter ended September 30, 2019.

Highlights*
*All per share amounts presented in this news release are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.
Third Quarter 2019 Compared to Third Quarter 2018:

•
Net Income attributable to Whitestone REIT was $1.8 million, or $0.04 per share, compared to $7.8 million, or $0.19 per share. Third quarter 2018 included a gain on sale of properties of $4.4 million, representing $0.11 per share.

•	Grew rental rates 6.6% and 7.6% (GAAP basis) on new and renewal leases signed last twelve months, respectively.

•	Occupancy improved 100 basis points from the second quarter to 90.4%.

•	Average Annual Base Rent per Square Foot (Straight Line Basis) increased 4% to $19.64 from $18.97 in third quarter of 2018.

•	Funds from Operations (“FFO”) of $9.2 million, or $0.22 per share, compared to $10.8 million, or $0.26 per share

•	FFO Core of $11.0 million, or $0.26 per share, compared to $12.3 million, or $0.29 per share

Jim Mastandrea, Chairman and Chief Executive Officer of Whitestone REIT, stated, “We are pleased to have driven a sequential increase of 100 basis points in occupancy from the second quarter, while effectively managing operating costs in the third quarter. We continue to extract value from our portfolio of well-positioned Community Centered Properties® in high growth markets to create incremental cashflow. By making timely investments in our existing assets, we can ultimately improve occupancy and create meaningful long-term value for our shareholders.”

Financial Results
Reconciliations of Net Income to FFO and FFO Core are included herein.
Net Income attributable to Whitestone REIT was $1.8 million, or $0.04 per share, for the third quarter of 2019, compared to $7.8 million, or $0.19 per share, for the same period in 2018. Included in third quarter 2018 net income was a $4.4 million gain from sale of properties, representing $0.11 per share. FFO was $9.2 million, or $0.22 per share, for the third quarter of 2019, compared to $10.8 million, or $0.26 per share, for the same period in 2018. FFO Core was $11.0 million, or $0.26 per share, in the third quarter of 2019, compared to $12.3 million, or $0.29 per share, in the same period of 2018.

Operating Results
For the period ending September 30, 2019, the Company’s operating highlights were as follows:

	3Q-2019	YTD 2019

Ending Occupancy - Wholly Owned Properties	90.4%	90.4%
Same Store Property NOI Growth from 2018 Period	(1.2)%	0.34%
Rental Rate Growth (1):
Total Leases	14.4%	8.4%
New Leases	6.6%	6.5%
Renewal Leases	16.4%	8.7%

Leasing Transactions:
Number of New Leases	26	88
New Leases - Lease Term Revenue (millions)	$9.3	$23.5
Number of Renewal Leases	42	153
Renewal Leases - Lease Term Revenue (millions)	$9.4	$37.1

(1) Rental rate growth represents the percentage increase on rental rates per square foot, on comparable leases signed during the period, compared to rental rates per square foot on the previous leases. Growth rates are calculated on a GAAP basis.

Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:
Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the communities in which they are located. As of September 30, 2019, Whitestone wholly owned 57 Community Centered Properties® with 4.8 million square feet of gross leasable area ("GLA"). Whitestone’s Retail Community Centered Properties® are located in Austin (4), San Antonio (3), Chicago (1), Dallas-Fort Worth (7), Houston (15) and the greater Phoenix metropolitan area (27).

In addition to being business friendly, these are five of the top markets in the country in terms of size, economic strength and population growth. 2017 estimates show the projected 5-year population growth rates for both Austin and Dallas-Fort Worth to be 9.7%, San Antonio to be 8.6%, Houston to be 8.0%, and Phoenix to be 6.6% (1). The Company’s retail properties in these markets are located on the best retail corners embedded in affluent communities. The Company also owns an equity interest in and manages 11 properties containing 1.3 million square feet of GLA through its investment in Pillarstone OP.

At the end of the third quarter, the Company's diversified tenant base was comprised of approximately 1,364 tenants, with the largest tenant accounting for only 2.9% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants. The Company’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Leasing Activity:
During the third quarter of 2019, the leasing team signed 68 leases totaling 175,714 square feet in new, expansion and renewal leases, compared to 75 leases totaling 170,944 square feet in the third quarter of 2018. The total lease value was $18.7 million compared to $23.8 million during the same period last year.

The Company's total portfolio occupancy stood at 90.4% at quarter end compared to 89.4% at June 30, 2019 and 91.9% at the end the third quarter 2018.

Development:
The Company completed construction at its Fulton Towne Ranch pad on a development pad site. The 7,209 square foot Community Centered Property® is 100% leased and is located in Chandler, Arizona,

Balance Sheet and Liquidity

Balance Sheet:

Reflecting the Company’s acquisition and disposition activity during the year and selective development and redevelopment, undepreciated real estate assets were $1.06 billion and $1.05 billion at September 30, 2019 and September 30, 2018, respectively.

Liquidity, Debt and Credit Facility:

At September 30, 2019, 49 of the Company’s wholly-owned 57 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $765.4 million. At September 30, 2019, the Company had total real estate debt of $622.7 million, of which approximately 87% was subject to fixed interest rates. The Company’s weighted average interest rate on all fixed rate debt as of the end of the third quarter was 4.08% and the weighted average remaining term was 5.5 years.

At quarter end, Whitestone had $5.5 million of cash available on its balance sheet and $164.0 million of available capacity under its credit facility.

Dividend

On September 23, 2019, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the fourth quarter of 2019, to be paid in three equal installments of $0.095 in October, November, and December of 2019.

(1) Source: Claritas, April 2017.

2019 Guidance

The Company updates its 2019 full year guidance for Net Income attributable to Whitestone REIT per share to be in the range of $0.55 to $0.59 and affirms its 2019 full year guidance for FFO, as defined by NAREIT, per share to be in the range of $0.90 to $0.94 and FFO Core per share (as defined by the Company) to be in the range of $1.06 to $1.10.

Whitestone REIT and Subsidiaries 2019 FINANCIAL GUIDANCE
	Projected Range
	Full Year 2019
	Prior Guidance		Updated Guidance
	Low	High	Low	High
Net income attributable to Whitestone REIT	$0.21	$0.25	$0.55	$0.59

Adjustments to reconcile net income to FFO(1):
Depreciation expense, amortization, gain on disposal of assets	0.69	0.69	0.68	0.68
(Gain) loss on sale or disposal of assets or properties	—	—	(0.34)	(0.34)
Net income attributable to redeemable operating partnership	—	—	0.01	0.01
FFO	$0.90	$0.94	$0.90	$0.94

Adjustments to reconcile FFO to FFO Core:
Share based compensation expense	0.16	0.16	0.15	0.15
Early debt extinguishment costs of real estate partnership	—	—	$0.01	$0.01
FFO Core	$1.06	$1.10	$1.06	$1.10

(1) Includes pro-rata share attributable to real estate in unconsolidated partnership.

Note: Guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced in our earnings release and supplemental data package. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. Estimates involve numerous assumptions such as rental income, interest rates, tenant default, occupancy rates, expenses, the consolidation of the Company’s non-wholly owned portfolio of non-retail assets and numerous other factors, and excludes potential future acquisitions and dispositions, acquisition and disposition transaction income and expenses and professional service fees. Not all of the factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated.

Subsequent Event - Post Quarter Asset Sales

On October 14, 2019, the Company announced the sale of three Houston non-core properties owned through an equity investment in a real estate partnership for a total sale price of $39.7 million. The sale represented a capitalization rate of 6.8% on trailing twelve month net operating income. The Company expects to record a gain on sale of approximately $14 million in the fourth quarter, representing its ownership percentage of the real estate partnership. Net proceeds received by the real estate partnership were $12.3 million, after closing costs and repayment of mortgage debt. Whitestone received $11 million in cash as a result of the sale, and expects to recycle the capital into development and redevelopment of existing assets, acquisitions and general corporate purposes.

Webcast and Conference Call Information

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The third quarter earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

In conjunction with the issuance of its financial results, you are invited to listen to the Company’s earnings release conference call to be broadcast live on Thursday, October 31, 2019 at 10:00 A.M. Central Time. Conference call access information is as follows:

Dial-in number for domestic participants:         (800) 289-0438
Dial-in number for international participants:     (323) 794-2423

The conference call will be recorded and a telephone replay will be available through Thursday, November 14, 2019. Replay access information is as follows:

Replay number for domestic participants:        (844) 512-2921
Replay number for international participants:    (412) 317-6671
Passcode (for all participants):            5958525

Supplemental Financial Information

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT
Whitestone is a community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality "e-commerce resistant" neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provides daily necessities, needed services and entertainment to the communities in which they are located. Whitestone's properties are primarily located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest growing U.S. population centers with highly educated workforces, high household incomes and strong job growth. For additional information, visit www.whitestonereit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue,” “goals” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its long-term goals, its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rates of return; the Company’s ability to reduce or otherwise effectively manage its general and administrative expenses; the Company’s ability to fund from cash flows or otherwise distributions to its shareholders at current rates or at all; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic, legislative and regulatory changes, the success of the Company's real estate strategies and investment objectives; litigation risks; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company’s operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Whitestone REIT Contacts:
Investors Contact:
Kevin Reed, Director of Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$1,062,283	$1,052,238
Accumulated depreciation	(131,508)	(113,300)
Total real estate assets	930,775	938,938
Investment in real estate partnership	26,423	26,236
Cash and cash equivalents	5,539	13,658
Restricted cash	106	128
Escrows and acquisition deposits	8,163	8,211
Accrued rents and accounts receivable, net of allowance for doubtful accounts	22,232	21,642
Receivable due from related party	379	394
Financed receivable due from related party	5,661	5,661
Unamortized lease commissions, legal fees and loan costs	9,011	6,698
Prepaid expenses and other assets(1)	3,471	7,306
Total assets	$1,011,760	$1,028,872
LIABILITIES AND EQUITY
Liabilities:
Notes payable	$621,737	$618,205
Accounts payable and accrued expenses(2)	38,933	33,729
Payable due to related party	73	58
Tenants' security deposits	6,440	6,130
Dividends and distributions payable	11,820	11,600
Total liabilities	679,003	669,722
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of September 30, 2019 and December 31, 2018	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 40,517,569 and 39,778,029 issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	40	39
Additional paid-in capital	540,116	527,662
Accumulated deficit	(207,824)	(181,361)
Accumulated other comprehensive gain (loss)	(7,356)	4,116
Total Whitestone REIT shareholders' equity	324,976	350,456
Noncontrolling interest in subsidiary	7,781	8,694
Total equity	332,757	359,150
Total liabilities and equity	$1,011,760	$1,028,872

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

September 30, 2019	December 31, 2018
(unaudited)

(1) Operating lease right of use assets (net) (related to adoption of Topic 842)	$697	N/A

(2) Operating lease liabilities (related to adoption of Topic 842)	$701	N/A

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues
Rental(1)	$29,368	$30,085	$87,527	$88,211
Management, transaction, and other fees	511	619	1,624	1,751
Total revenues	29,879	30,704	89,151	89,962

Property expenses
Depreciation and amortization	6,789	6,477	19,865	19,044
Operating and maintenance	5,118	5,452	14,760	15,325
Real estate taxes	4,410	4,379	12,474	12,260
General and administrative(2)	5,597	4,982	16,514	17,987
Total operating expenses	21,914	21,290	63,613	64,616

Other expenses (income)
Interest expense	6,679	6,419	19,738	18,705
Gain on sale of properties	(37)	(4,380)	(37)	(4,629)
Loss on sale or disposal of assets	37	3	152	256
Interest, dividend and other investment income	(141)	(251)	(550)	(792)
Total other expense	6,538	1,791	19,303	13,540

Income before equity investments in real estate partnerships and income tax	1,427	7,623	6,235	11,806

Equity in earnings of real estate partnership	524	502	1,480	1,762
Provision for income tax	(102)	(92)	(324)	(261)
Income from continuing operations	1,849	8,033	7,391	13,307

Gain on sale of property from discontinued operations	—	—	701	—
Income from discontinued operations	—	—	701	—

Net income	1,849	8,033	8,092	13,307

Less: Net income attributable to noncontrolling interests	42	198	184	342

Net income attributable to Whitestone REIT	$1,807	$7,835	$7,908	$12,965

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.04	$0.20	$0.18	$0.33
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.02	0.00
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.04	$0.20	$0.20	$0.33
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.04	$0.19	$0.17	$0.31
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.02	0.00
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.04	$0.19	$0.19	$0.31

Weighted average number of common shares outstanding:
Basic	40,187	39,327	39,942	39,200
Diluted	41,446	40,635	41,084	40,541

Consolidated Statements of Comprehensive Income

Net income	$1,849	$8,033	$8,092	$13,307

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	(2,235)	605	(11,740)	4,163
Unrealized gain on available-for-sale marketable securities	—	—	—	18

Comprehensive income (loss)	(386)	8,638	(3,648)	17,488

Less: Net income attributable to noncontrolling interests	42	198	184	342
Less: Comprehensive gain (loss) attributable to noncontrolling interests	(51)	15	(266)	107

Comprehensive income (loss) attributable to Whitestone REIT	$(377)	$8,425	$(3,566)	$17,039

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(in thousands)

Three Months Ended September 30,		Nine Months Ended September 30,
2019	2018	2019	2018

(1) Rental
Rental revenues	$21,623	$21,964	$64,752	$65,018
Recoveries	8,240	8,121	23,701	23,193
Bad debt	(495)	N/A	(926)	N/A
Total rental	$29,368	$30,085	$87,527	$88,211

(2) Bad debt included in general and administrative expenses prior to adoption of Topic 842	N/A	$308	N/A	$970

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended
	September 30,
	2019	2018
Cash flows from operating activities:
Net income from continuing operations	$7,391	$13,307
Net income from discontinued operations	701	—
Net income	8,092	13,307
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,865	19,044
Amortization of deferred loan costs	814	902
Loss on sale of marketable securities	—	20
Loss (gain) on sale or disposal of assets and properties	115	(4,373)
Bad debt	926	970
Share-based compensation	4,548	4,894
Equity in earnings of real estate partnership	(1,480)	(1,762)
Changes in operating assets and liabilities:
Escrows and acquisition deposits	48	214
Accrued rents and accounts receivable	(1,762)	(1,724)
Receivable due from related party	15	696
Distributions from real estate partnership	1,005	505
Unamortized lease commissions, legal fees and loan costs	(202)	(1,396)
Prepaid expenses and other assets	(6,838)	619
Accounts payable and accrued expenses	5,206	(2,979)
Payable due to related party	15	(403)
Tenants' security deposits	310	226
Net cash provided by operating activities	29,976	28,760
Cash flows from investing activities:
Additions to real estate	(9,953)	(8,733)
Proceeds from sales of properties	—	12,574
Proceeds from financed receivable due from related party	—	1,000
Proceeds from sales of marketable securities	—	30
Net cash provided by (used in) investing activities	(9,953)	4,871
Net cash provided by investing activities of discontinued operations	701	—
Cash flows from financing activities:
Distributions paid to common shareholders	(34,047)	(33,642)
Distributions paid to OP unit holders	(793)	(890)
Proceeds from issuance of common shares, net of offering costs	8,546	—
Payments of exchange offer costs	(5)	(128)
Proceeds from bonds payable	100,000	—
Net proceeds from (payments to) credit facility	(90,200)	9,000
Repayments of notes payable	(7,502)	(1,972)
Payments of loan origination costs	(4,088)	(30)
Repurchase of common shares	(776)	(1,699)
Net cash used in financing activities	(28,865)	(29,361)
Net increase (decrease) in cash, cash equivalents and restricted cash	(8,141)	4,270
Cash, cash equivalents and restricted cash at beginning of period	13,786	5,210
Cash, cash equivalents and restricted cash at end of period	$5,645	$9,480

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended
	September 30,
	2019	2018
Supplemental disclosure of cash flow information:
Cash paid for interest	$19,176	$18,181
Cash paid for taxes	$396	$304
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$203	$904
Financed insurance premiums	$1,238	$1,273
Value of shares issued under dividend reinvestment plan	$104	$101
Value of common shares exchanged for OP units	$37	$1,545
Change in fair value of available-for-sale securities	$—	$18
Change in fair value of cash flow hedge	$(11,740)	$4,163
Reallocation of ownership percentage between parent and subsidiary	$—	$24

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
FFO (NAREIT) AND FFO CORE	2019	2018	2019	2018
Net income attributable to Whitestone REIT	$1,807	$7,835	$7,908	$12,965
Adjustments to reconcile to FFO:
Depreciation and amortization of real estate	6,718	6,405	19,657	18,836
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	651	702	1,921	2,127
(Gain) loss on disposal of assets and properties of continuing operations, net	—	(4,377)	115	(4,373)
Gain on sale of assets and properties of discontinued operations, net	—	—	(701)	—
Loss on sale or disposal of properties or assets of real estate partnership (pro rata)	13	10	20	10
Net income attributable to noncontrolling interests	42	198	184	342
FFO (NAREIT)	9,231	10,773	29,104	29,907
Adjustments to reconcile to FFO Core:
Share-based compensation expense	1,719	1,497	4,770	4,894
Proxy contest professional fees	—	—	—	2,534
FFO Core	$10,950	$12,270	$33,874	$37,335

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$9,231	$10,773	$29,104	$29,907
Distributions paid on unvested restricted common shares	—	(117)	(41)	(225)
FFO excluding amounts attributable to unvested restricted common shares	$9,231	$10,656	$29,063	$29,682
FFO Core excluding amounts attributable to unvested restricted common shares	$10,950	$12,153	$33,833	$37,110
Denominator:
Weighted average number of total common shares - basic	40,187	39,327	39,942	39,200
Weighted average number of total noncontrolling OP units - basic	927	1,002	927	1,039
Weighted average number of total common shares and noncontrolling OP units - basic	41,114	40,329	40,869	40,239

Effect of dilutive securities:
Unvested restricted shares	1,259	1,308	1,142	1,341
Weighted average number of total common shares and noncontrolling OP units - diluted	42,373	41,637	42,011	41,580

FFO per common share and OP unit - basic	$0.22	$0.26	$0.71	$0.74
FFO per common share and OP unit - diluted	$0.22	$0.26	$0.69	$0.71

FFO Core per common share and OP unit - basic	$0.27	$0.30	$0.83	$0.92
FFO Core per common share and OP unit - diluted	$0.26	$0.29	$0.81	$0.89

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
PROPERTY NET OPERATING INCOME	2019	2018	2019	2018
Net income attributable to Whitestone REIT	$1,807	$7,835	$7,908	$12,965
General and administrative expenses	5,597	4,982	16,514	17,987
Depreciation and amortization	6,789	6,477	19,865	19,044
Equity in earnings of real estate partnership	(524)	(502)	(1,480)	(1,762)
Interest expense	6,679	6,419	19,738	18,705
Interest, dividend and other investment income	(141)	(251)	(550)	(792)
Provision for income taxes	102	92	324	261
Gain on sale of assets and properties of continuing operations, net	(37)	(4,380)	(37)	(4,629)
Gain on sale of assets and properties of discontinued operations, net	—	—	(701)	—
Management fee, net of related expenses	(14)	(48)	(64)	(149)
Loss on disposal of assets and properties of continuing operations, net	37	3	152	256
NOI of real estate partnership (pro rata)	1,714	1,875	5,152	5,885
Net income attributable to noncontrolling interests	42	198	184	342
NOI	$22,051	$22,700	$67,005	$68,113

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION	2019	2018	2019	2018

Net income attributable to Whitestone REIT	$1,807	$7,835	$7,908	$12,965
Depreciation and amortization	6,789	6,477	19,865	19,044
Equity in earnings of real estate partnership	(524)	(502)	(1,480)	(1,762)
Interest expense	6,679	6,419	19,738	18,705
Provision for income taxes	102	92	324	261
Gain on sale of assets and properties of continuing operations, net	(37)	(4,380)	(37)	(4,629)
Gain on sale of assets and properties of discontinued operations, net	—	—	(701)	—
Management fee, net of related expenses	(14)	(48)	(64)	(149)
Loss on disposal of assets and properties of continuing operations, net	37	3	152	256
EBITDA adjustments for real estate partnership	1,651	1,812	4,900	5,692
Net income attributable to noncontrolling interests	42	198	184	342
EBITDA	$16,532	$17,906	$50,789	$50,725

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended September 30,
	2019	2018	Change	Percent Change
Same Store(1) (51 properties excluding development land)
Property revenues
Rental	$29,368	$29,807	$(439)	(1)%
Management, transaction and other fees	283	369	(86)	(23)%
Total property revenues	29,651	30,176	(525)	(2)%

Property expenses
Property operation and maintenance	4,888	5,267	(379)	(7)%
Real estate taxes	4,410	4,306	104	2%
Total property expenses	9,298	9,573	(275)	(3)%

Total same store net operating income	20,353	20,603	(250)	(1)%

Non-Same Store(2) (2 Properties excluding development land)
Property revenues
Rental	—	278	(278)	Not meaningful
Total property revenues	—	278	(278)	Not meaningful

Property expenses
Property operation and maintenance	16	(16)	32	Not meaningful
Real estate taxes	—	73	(73)	Not meaningful
Total property expenses	16	57	(41)	Not meaningful

Total Non-Same Store net operating income (loss)	(16)	221	(237)	Not meaningful

Pro rata share of real estate partnership	1,714	1,875	(161)	(9)%

Total property net operating income	22,051	22,699	(648)	(3)%

Less total other expenses, excluding pro rata share of real estate partnership net operating income, provision for income taxes, gain on sale of properties, gain (loss) on disposal of assets and gain on sale of properties from discontinued operations	20,202	14,666	5,536	38%

Net income	$1,849	$8,033	$(6,184)	(77)%

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Nine Months Ended September 30,
	2019	2018	Change	Percent Change
Same Store(1) (51 properties excluding development land)
Property revenues
Rental	$87,527	$87,382	$145	—%
Management, transaction and other fees	931	991	(60)	(6)%
Total property revenues	88,458	88,373	85	—%

Property expenses
Property operation and maintenance	14,015	14,567	(552)	(4)%
Real estate taxes	12,474	12,044	430	4%
Total property expenses	26,489	26,611	(122)	—%

Total same store net operating income	61,969	61,762	207	—%

Non-Same Store(2) (2 Properties excluding development land)
Property revenues
Rental	—	828	(828)	Not meaningful
Management, transaction and other fees	—	3	(3)	Not meaningful
Total property revenues	—	831	(831)	Not meaningful

Property expenses
Property operation and maintenance	116	152	(36)	Not meaningful
Real estate taxes	—	216	(216)	Not meaningful
Total property expenses	116	368	(252)	Not meaningful

Total Non-Same Store net operating income (loss)	(116)	463	(579)	Not meaningful

Pro rata share of real estate partnership	5,152	5,885	(733)	(12)%

Total property net operating income	67,005	68,110	(1,105)	(2)%

Less total other expenses, excluding pro rata share of real estate partnership net operating income, provision for income taxes, gain on sale of properties, gain (loss) on disposal of assets and gain on sale of properties from discontinued operations	58,913	54,803	4,110	7%

Net income	$8,092	$13,307	$(5,215)	(39)%

(1)
We define “Same Stores” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended September 30, 2019 to the three months ended September 30, 2018, Same Stores include properties owned before July 1, 2018 and not sold before September 30, 2019. For purposes of comparing the nine months ended September 30, 2019 to the nine months ended September 30, 2018, Same Stores include properties owned before January 1, 2018 and not sold before September 30, 2019.

(2)
We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended September 30, 2019 to the three months ended September 30, 2018, Non-Same Stores include properties acquired between July 1, 2018 and September 30, 2019 and properties sold between July 1, 2018 and September 30, 2019, but not included in discontinued operations. For purposes of comparing the nine months ended September 30, 2019 to the nine months ended September 30, 2018, Non-Same Stores include properties acquired between January 1, 2018 and September 30, 2019 and properties sold between January 1, 2018 and September 30, 2019, but not included in discontinued operations.

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Other Financial Information:

Tenant improvements (1) (2)	$1,422	$1,003	$2,690	$2,799
Leasing commissions (1) (2)	$820	$842	$2,191	$1,786
Maintenance capital (1)	$1,355	$1,170	$3,833	$3,047
Scheduled debt principal payments (1)	$516	$576	$1,545	$1,742
Straight line rent income (1)	$249	$979	$1,155	$1,851
Market rent amortization income from acquired leases (1)	$215	$315	$656	$801
Non-cash share-based compensation expense (1)	$1,719	$1,497	$4,770	$4,894
Non-real estate depreciation and amortization (1)	$70	$72	$208	$208
Amortization of loan fees (1)	$300	$319	$875	$963
Undepreciated value of unencumbered properties	$765,381	$747,626	$765,381	$747,626
Number of unencumbered properties	49	47	49	47
Full time employees	103	96	103	96

(1)	Includes pro-rata share attributable to real estate partnership.

(2)	Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of September 30, 2019
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	97.8%	40,517
Operating partnership units outstanding	2.2%	925
Total	100.0%	41,442

Market price of common shares as of
September 30, 2019		$13.76

Total equity capitalization		570,242	48%

Debt Capitalization:
Outstanding debt		$622,989
Less: Cash and cash equivalents		(5,539)
Total debt capitalization		617,450	52%

Total Market Capitalization as of
September 30, 2019		$1,187,692	100%

SELECTED RATIOS:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
INTEREST COVERAGE RATIO	2019	2018	2019	2018
EBITDA/Interest Expense
EBITDA	$16,532	$17,906	$50,789	$50,725

Interest expense	6,679	6,419	19,738	18,705
Pro rata share of interest expense from real estate partnership	420	554	1,263	1,658
Less: amortization of loan fees	(300)	(319)	(875)	(963)
Interest expense, excluding amortization of loan fees	6,799	6,654	20,126	19,400

Ratio of EBITDA to interest expense	2.4	2.7	2.5	2.6

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

LEVERAGE RATIO	September 30,
	2019	2018
Debt/Undepreciated Book Value
Outstanding debt (1)	$622,741	$619,770
Less: Cash	(5,539)	(9,389)
Add: Proportional share of net debt of real estate partnership	31,311	38,510
Outstanding debt after cash	$648,513	$648,891

Undepreciated real estate assets	$1,062,283	$1,049,315
Add: Proportional share of real estate from unconsolidated partnership	64,629	69,944
Undepreciated real estate assets	$1,126,912	$1,119,259
Ratio of debt to real estate assets	58%	58%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Debt/EBITDA Ratio
Outstanding debt (1)	$622,741	$619,770	$622,741	$619,770
Less: Cash	(5,539)	(9,389)	(5,539)	(9,389)
Add: Proportional share of net debt of unconsolidated real estate partnership	31,311	38,510	31,311	38,510
Total Net Debt	$648,513	$648,891	$648,513	$648,891

EBITDA	$16,532	$17,906	$50,789	$50,725
Share based compensation	1,719	1,497	4,770	4,894
Proxy contest costs	—	—	—	2,534
EBITDA, adjusted	$18,251	$19,403	$55,559	$58,153

Impact of partial period acquisitions and dispositions	—	(210)	—	(481)

Pro forma EBITDA, adjusted	18,251	19,193	55,559	57,672

Pro forma annualized EBITDA, adjusted	$73,004	$76,772	$74,079	$76,896

Ratio of debt to pro forma EBITDA, adjusted	8.9	8.5	8.8	8.4

(1)	Outstanding debt excludes financed insurance balance of $248 and $255 for the periods ended September 30, 2019 and 2018, respectively.

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	September 30, 2019	December 31, 2018
Fixed rate notes
$10.5 million, 4.85% Note, due September 24, 2020 (1)	$9,320	$9,500
$50.0 million, 1.75% plus 1.35% to 1.90% Note, due October 30, 2020 (2)	—	50,000
$50.0 million, 1.50% plus 1.35% to 1.90% Note, due January 29, 2021 (3)	—	50,000
$100.0 million, 1.73% plus 1.35% to 1.90% Note, due October 30, 2022 (4)	100,000	100,000
$165.0 million, 2.24% plus 1.35% to 1.90% Note, due January 31, 2024 (5)	165,000	—
$80.0 million, 3.72% Note, due June 1, 2027	80,000	80,000
$6.5 million 3.80% Note, due January 1, 2019	—	5,657
$19.0 million 4.15% Note, due December 1, 2024	19,000	19,000
$20.2 million 4.28% Note, due June 6, 2023	18,713	18,996
$14.0 million 4.34% Note, due September 11, 2024	13,542	13,718
$14.3 million 4.34% Note, due September 11, 2024	14,300	14,300
$15.1 million 4.99% Note, due January 6, 2024	14,469	14,643
$2.6 million 5.46% Note, due October 1, 2023	2,397	2,430
$50.0 million, 5.09% Note, due March 22, 2029	50,000	—
$50.0 million, 5.17% Note, due March 22, 2029	50,000	—
$1.2 million 4.35% Note, due November 28, 2019	248	—
Floating rate notes
Unsecured line of credit, LIBOR plus 1.40% to 1.90%, due January 1, 2023(6)	86,000	241,200
Total notes payable principal	622,989	619,444
Less deferred financing costs, net of accumulated amortization	(1,252)	(1,239)
Total notes payable	$621,737	$618,205

(1)
Promissory note includes an interest rate swap that fixed the interest rate at 3.55% for the duration of the term through September 24, 2018 and 4.85% beginning September 24, 2018 through September 24, 2020.

(2)	Promissory note includes an interest rate swap that fixed the LIBOR portion at 0.84% through February 3, 2017 and 1.75% beginning February 3, 2017 through October 30, 2020.

(3)	Promissory note includes an interest rate swap that fixed the LIBOR portion at 1.50%.

(4)	Promissory note includes an interest rate swap that fixed the LIBOR portion at 1.73%.

(5)	Promissory note includes an interest rate swap that fixed the LIBOR portion of the interest rate at an average rate of 2.24% for the duration of the term through January 31, 2024.

(6)	Unsecured line of credit includes certain Pillarstone Properties as of December 31, 2018 which were released from collateral during 2019.

SCHEDULE OF DEBT MATURITIES AS OF SEPTEMBER 30, 2019
(in thousands)

Year	Amount Due

2019	$743
2020	10,801
2021	1,611
2022	101,683
2023	113,863
Thereafter	394,288
Total	$622,989

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
	September 30,	September 30,	June 30,	March 31,	December 31,
Community Centered Properties®	2019	2019	2019	2019	2018
Whitestone	4,848,652	90%	89%	90%	90%

Unconsolidated real estate partnership	1,307,930	77%	77%	79%	80%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS (continued)

Tenant Name(1)	Location	Annualized Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (2)	Initial Lease Date	Year Expiring

Safeway Stores Incorporated (3)	Austin, Houston and Phoenix	$2,498	2.9%	11/14/1982, 5/8/1991, 7/1/2000, 4/1/2014, 4/1/2014 and 10/19/16	2020, 2021, 2021, 2022, 2024 and 2034
Whole Foods Market	Houston	2,042	2.4%	9/3/2014	2035
Frost Bank	Houston	1,910	2.3%	7/1/2014	2024
Newmark Real Estate of Houston LLC	Houston	1,009	1.2%	10/1/2015	2026
Walgreens & Co. (4)	Houston and Phoenix	946	1.1%	11/14/1982, 11/2/1987, 8/24/1996 and 11/3/1996	2022, 2027, 2049 and 2056
Verizon Wireless (5)	Houston and Phoenix	917	1.1%	8/16/1994, 2/1/2004, 5/10/2004, 1/27/2006 and 5/1/2014	2019, 2019, 2022, 2023 and 2024
Bashas’ Inc. (6)	Phoenix	848	1.0%	10/9/2004 and 4/1/2009	2024 and 2029
Alamo Drafthouse Cinema	Austin	690	0.8%	2/1/2012	2027
Dollar Tree (7)	Houston and Phoenix	628	0.7%	8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009, and 5/21/2013	2021, 2023, 2025, 2025 and 2027
Wells Fargo & Company (8)	Phoenix	565	0.7%	10/24/1996 and 4/16/1999	2022 and 2023
Kroger Co.	Dallas	483	0.6%	12/15/2000	2022
Ruth’s Chris Steak House Inc.	Phoenix	466	0.6%	1/1/1991	2030
Regus Corporation	Houston	442	0.5%	5/23/2014	2025
Paul’s Ace Hardware	Phoenix	427	0.5%	3/1/2008	2023
Original Ninfas LP	Houston	395	0.5%	8/29/2018	2029
		$14,266	16.9%

(1)	Excludes Pillarstone OP owned properties.

(2)	Annualized Base Rental Revenues represents the monthly base rent as of September 30, 2019 for each applicable tenant multiplied by 12.

(3)
As of September 30, 2019, we had six leases with the same tenant occupying space at properties located in Phoenix, Houston and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $1,047,000, which represents approximately 1.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2024, was $43,000, which represents less than 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2021, was $344,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2020, was $321,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2022, was $318,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2021, was $425,000, which represents approximately 0.5% of our total annualized base rental revenue.

(4)
As of September 30, 2019, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $189,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2022, was $181,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.4% of our total annualized rental revenue.

(5)
As of September 30, 2019, we had five leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on August 16, 1994, and is scheduled to expire in 2019, was $21,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on January 27, 2006, and is scheduled to expire in 2023, was $132,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 1, 2004, and is scheduled to expire in 2019, was $38,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 1, 2014, and is scheduled to expire in 2024, was $719,000, which represents approximately 0.8% of our total annualized rental revenue. The annualized rental revenue for the lease that commenced on May 10, 2004, and is scheduled to expire in 2022, was $6,000, which represents less than 0.1% of our total annualized base rental revenue.

(6)
As of September 30, 2019, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $119,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $729,000, which represents approximately 0.9% of our total annualized base rental revenue.

(7)
As of September 30, 2019, we had five leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2025, was $88,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2025, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2021, was $168,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 21, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $151,000, which represents approximately 0.2% of our total annualized base rental revenue.

(8)
As of September 30, 2019, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2022, was $131,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2023, was $434,000, which represents approximately 0.5% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
RENEWALS
Number of Leases	42	36	153	130
Total Square Feet (1)	122,615	85,343	468,806	314,234
Average Square Feet	2,919	2,371	3,064	2,417
Total Lease Value	$9,368,000	$9,378,000	$37,115,000	$29,219,000
NEW LEASES
Number of Leases	26	39	88	103
Total Square Feet (1)	53,099	85,601	190,328	266,967
Average Square Feet	2,042	2,195	2,163	2,592
Total Lease Value	$9,260,000	$14,403,000	$23,483,000	$35,784,000
TOTAL LEASES
Number of Leases	68	75	241	233
Total Square Feet (1)	175,714	170,944	659,134	581,201
Average Square Feet	2,584	2,279	2,735	2,494
Total Lease Value	$18,628,000	$23,781,000	$60,598,000	$65,003,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)		Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
3rd Quarter 2019	53	$12,857,359	141,219	3.3	$655,507	$4.64	$19.21		$17.88	$188,460	7.4%	$348,891	14.4%
2nd Quarter 2019	74	19,815,722	224,467	3.6	512,015	2.28	18.56		18.91	(77,384)	(1.9)%	226,404	5.6%
1st Quarter 2019	63	13,356,942	159,291	3.9	249,511	1.57	19.74		19.95	(32,650)	(1.1)%	217,369	7.2%
4th Quarter 2018	61	15,206,873	121,337	4.3	627,521	5.17	24.51		25.10	(72,085)	(2.4)%	135,186	4.5%
Total - 12 months	251	$61,236,896	646,314	3.7	$2,044,554	$3.16	$20.11		$20.10	$6,341	—%	$927,850	7.5%

Comparable New Leases:
3rd Quarter 2019	11	$3,489,257	18,604	5.8	$347,513	$18.68	$28.09		$28.56	$(8,713)	(1.6)%	$33,063	6.6%
2nd Quarter 2019	19	5,068,397	31,505	5.8	259,037	8.22	23.87		24.77	(28,390)	(3.6)%	38,486	5.3%
1st Quarter 2019	10	1,075,361	18,798	2.7	69,722	3.71	16.48		16.24	4,567	1.5%	25,723	9.3%
4th Quarter 2018	14	2,925,718	26,354	4.5	297,589	11.29	23.06		23.11	(1,377)	(0.2)%	39,248	6.9%
Total - 12 months	54	$12,558,733	95,261	4.8	$973,861	$10.22	$23.01		$23.37	$(33,913)	(1.5)%	$136,520	6.6%

Comparable Renewal Leases:
3rd Quarter 2019	42	$9,368,102	122,615	2.9	$307,994	$2.51	$17.86		$16.25	$197,173	9.9%	$315,828	16.4%
2nd Quarter 2019	55	14,747,325	192,962	3.2	252,978	1.31	17.70		17.95	(48,994)	(1.4)%	187,918	5.7%
1st Quarter 2019	53	12,281,581	140,493	4.1	179,789	1.28	20.18		20.44	(37,217)	(1.3)%	191,646	7.0%
4th Quarter 2018	47	12,281,155	94,983	4.2	329,932	3.47	24.91		25.66	(70,708)	(2.9)%	95,938	4.0%
Total - 12 months	197	$48,678,163	551,053	3.5	$1,070,693	$1.94	$19.61	1.00	$19.54	$40,254	0.4%	$791,330	7.6%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
3rd Quarter 2019	68	$18,627,801	175,714	3.5	$1,181,535	$6.72	$20.07
2nd Quarter 2019	92	26,144,460	283,777	4.1	1,728,883	6.09	18.30
1st Quarter 2019	81	15,825,899	199,643	3.9	688,431	3.45	19.11
4th Quarter 2018	75	17,683,294	146,239	4.4	819,513	5.60	23.89
Total - 12 months	316	$78,281,454	805,373	4.0	$4,418,362	$5.49	$19.90

New
3rd Quarter 2019	26	$9,259,699	53,099	4.8	$873,541	$16.45	$25.17
2nd Quarter 2019	35	10,711,818	83,510	6.0	1,390,932	16.66	19.75
1st Quarter 2019	27	3,511,673	53,719	3.8	508,249	9.46	17.65
4th Quarter 2018	28	5,402,139	51,256	4.8	489,581	9.55	21.99
Total - 12 months	116	$28,885,329	241,584	5.0	$3,262,303	$13.50	$20.95

Renewal
3rd Quarter 2019	42	$9,368,102	122,615	2.9	$307,994	$2.51	$17.86
2nd Quarter 2019	57	15,432,642	200,267	3.3	337,951	1.69	17.70
1st Quarter 2019	54	12,314,226	145,924	4.0	180,182	1.23	19.64
4th Quarter 2018	47	12,281,155	94,983	4.2	329,932	3.47	24.91
Total - 12 months	200	$49,396,125	563,789	3.5	$1,156,059	$2.05	$19.45

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.

(3)	Estimated amount per signed lease. Actual cost of construction may vary.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of September 30, 2019
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2019	177	233,434	4.8%	$4,462	5.3%	$19.11
2020	281	768,099	15.8%	13,337	15.7%	17.36
2021	209	572,602	11.8%	10,468	12.4%	18.28
2022	195	675,256	13.9%	12,584	14.9%	18.64
2023	154	470,811	9.7%	9,670	11.4%	20.54
2024	169	671,117	13.8%	12,735	15.0%	18.98
2025	56	210,159	4.3%	4,646	5.5%	22.11
2026	29	199,233	4.1%	4,022	4.7%	20.19
2027	27	165,545	3.4%	3,382	4.0%	20.43
2028	21	107,029	2.2%	2,431	2.9%	22.71
Total	1,318	4,073,285	83.8%	$77,737	91.8%	$19.08

(1)	Lease expirations table reflects rents in place as of September 30, 2019, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of September 30, 2019 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries 2019 FINANCIAL GUIDANCE
	Projected Range
	Full Year 2019
	Prior Guidance		Updated Guidance
	Low	High	Low	High
Net income attributable to Whitestone REIT	$0.21	$0.25	$0.55	$0.59

Adjustments to reconcile net income to FFO(1):
Depreciation expense, amortization, gain on disposal of assets	0.69	0.69	0.68	0.68
(Gain) loss on sale or disposal of assets or properties	—	—	(0.34)	(0.34)
Net income attributable to redeemable operating partnership	—	—	0.01	0.01
FFO	$0.90	$0.94	$0.90	$0.94

Adjustments to reconcile FFO to FFO Core:
Share based compensation expense	0.16	0.16	0.15	0.15
Early debt extinguishment costs of real estate partnership	—	—	0.01	0.01
FFO Core	$1.06	$1.10	$1.06	$1.10

Same Store NOI Growth	0.50%	2.00%
Occupancy	90.0%	92.0%
Average interest rate on all debt	4.3%	4.3%
Weighted average shares and OP units	42,357	42,327

(1) Includes pro-rata share attributable to real estate in unconsolidated partnership.

Note: Guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced in our earnings release and supplemental data package. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. Estimates involve numerous assumptions such as rental income, interest rates, tenant default, occupancy rates, expenses, the consolidation of the Company’s non-wholly owned portfolio of non-retail assets and numerous other factors, and excludes potential future acquisitions and dispositions, acquisition and disposition transaction income and expenses and professional service fees. Not all of the factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated.

Whitestone REIT and Subsidiaries Property Details As of September 30, 2019

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 9/30/2019	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	86%	$724	$11.59	$13.50
Anthem Marketplace	Phoenix	2000	113,293	98%	1,757	15.82	15.82
Anthem Marketplace Phase II	Phoenix	2019	6,853	81%	63	11.35	34.01
Bissonnet Beltway	Houston	1978	29,205	85%	370	14.90	14.50
BLVD Place	Houston	2014	216,944	99%	8,783	40.89	43.30
The Citadel	Phoenix	2013	28,547	99%	487	17.23	15.64
City View Village	San Antonio	2005	17,870	100%	509	28.48	29.10
Davenport Village	Austin	1999	128,934	95%	3,210	26.21	25.57
Desert Canyon	Phoenix	2000	62,533	93%	855	14.70	14.50
Eldorado Plaza	Dallas	2004	219,287	99%	3,307	15.23	15.43
Fountain Hills	Phoenix	2009	111,289	88%	1,632	16.66	16.95
Fountain Square	Phoenix	1986	118,209	80%	1,737	18.37	17.92
Fulton Ranch Towne Center	Phoenix	2005	120,575	91%	1,806	16.46	17.93
Gilbert Tuscany Village	Phoenix	2009	49,415	100%	956	19.35	18.87
Gilbert Tuscany Village Hard Corner	Phoenix	2009	14,603	100%	124	8.49	8.91
Heritage Trace Plaza	Dallas	2006	70,431	93%	1,491	22.76	23.18
Headquarters Village	Dallas	2009	89,134	85%	2,312	30.52	33.32
Keller Place	Dallas	2001	93,541	95%	989	11.13	11.10
Kempwood Plaza	Houston	1974	91,302	95%	1,057	12.19	12.86
La Mirada	Phoenix	1997	147,209	84%	2,631	21.28	22.77
Lion Square	Houston	2014	117,592	86%	1,464	14.48	13.54
The Marketplace at Central	Phoenix	2012	111,130	99%	1,012	9.20	8.99
Market Street at DC Ranch	Phoenix	2003	244,888	98%	4,663	19.43	19.52
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	86%	1,740	17.04	16.33
Paradise Plaza	Phoenix	1983	125,898	90%	1,574	13.89	12.16
Parkside Village North	Austin	2005	27,045	100%	838	30.99	30.88
Parkside Village South	Austin	2012	90,101	88%	2,061	25.99	26.03
Pima Norte	Phoenix	2007	35,110	69%	440	18.16	18.83
Pinnacle of Scottsdale	Phoenix	1991	113,108	96%	2,244	20.67	21.43
Pinnacle Phase II	Phoenix	2017	27,063	100%	750	27.71	26.16
The Promenade at Fulton Ranch	Phoenix	2007	98,792	87%	1,321	15.37	15.16
Providence	Houston	1980	90,327	92%	890	10.71	11.77
Quinlan Crossing	Austin	2012	109,892	93%	2,387	23.36	23.72
Seville	Phoenix	1990	90,042	78%	2,252	32.06	35.93
Shaver	Houston	1978	21,926	100%	297	13.55	14.69
Shops at Pecos Ranch	Phoenix	2009	78,767	79%	1,693	27.21	28.12
Shops at Starwood	Dallas	2006	55,385	97%	1,473	27.42	27.09
The Shops at Williams Trace	Houston	1985	132,991	93%	2,010	16.25	15.93
South Richey	Houston	1980	69,928	97%	755	11.13	11.10
Spoerlein Commons	Chicago	1987	41,455	79%	670	20.46	20.61
Starwood Phase II	Dallas	2016	35,351	81%	1,020	35.62	36.32
The Strand at Huebner Oaks	San Antonio	2000	73,920	97%	1,604	22.37	22.89
SugarPark Plaza	Houston	1974	95,032	100%	1,190	12.52	12.75
Sunridge	Houston	1979	49,359	79%	526	13.49	12.54
Sunset at Pinnacle Peak	Phoenix	2000	41,530	82%	640	18.79	18.26
Terravita Marketplace	Phoenix	1997	102,733	52%	1,197	22.41	22.74
Town Park	Houston	1978	43,526	100%	992	22.79	22.01
Village Square at Dana Park	Phoenix	2009	323,026	90%	6,566	22.59	22.53
Westchase	Houston	1978	50,332	88%	628	14.18	13.91
Williams Trace Plaza	Houston	1983	129,222	93%	1,872	15.58	15.38
Windsor Park	San Antonio	2012	196,458	97%	1,916	10.05	9.78
Woodlake Plaza	Houston	1974	106,169	62%	916	13.92	14.00
Total/Weighted Average - Whitestone Properties			4,848,652	90%	84,401	19.34	19.64

Land Held for Development:
BLVD Phase II-B	Houston	N/A	—	—	—	—	—
Dana Park Development	Phoenix	N/A	—	—	—	—	—
Eldorado Plaza Development	Dallas	N/A	—	—	—	—	—
Fountain Hills	Phoenix	N/A	—	—	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—	—	—	—
Total/Weighted Average - Land Held For Development (5)			—	—	—	—	—

Grand Total/Weighted Average - Whitestone Properties			4,848,652	90%	$84,401	$19.34	$19.64

Properties owned in Unconsolidated Real Estate Partnership (81.4% ownership):
9101 LBJ Freeway	Dallas	1985	125,874	62%	$1,360	$17.43	$17.36
Corporate Park Northwest	Houston	1981	174,359	77%	1,793	13.36	13.70
Corporate Park West	Houston	1999	175,665	76%	1,557	11.66	12.35
Corporate Park Woodland	Houston	2000	99,937	91%	1,001	11.01	12.22
Corporate Park Woodland II	Houston	2000	14,344	100%	239	16.66	16.66
Holly Hall Industrial Park	Houston	1980	90,000	82%	651	8.82	9.20
Holly Knight	Houston	1984	20,015	90%	372	20.65	21.07
Interstate 10 Warehouse	Houston	1980	151,000	67%	558	5.52	5.45
Plaza Park	Houston	1982	105,530	75%	697	8.81	8.77
Uptown Tower	Dallas	1982	253,981	75%	4,025	21.13	22.34
Westgate Service Center	Houston	1984	97,225	100%	736	7.57	8.42
Total/Weighted Average - Unconsolidated Properties			1,307,930	77%	$12,989	$12.90	$13.48

(1)
Calculated as the tenant’s actual September 30, 2019 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of September 30, 2019. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of September 30, 2019 equaled approximately $152,000 for the month ended September 30, 2019.

(2)	Calculated as annualized base rent divided by leased square feet as of September 30, 2019.

(3)
Represents (i) the contractual base rent for leases in place as of September 30, 2019, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of September 30, 2019.

(4)
Includes (i) new acquisitions, through the earlier attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant development, redevelopment or re-tenanting.

(5)	As of September 30, 2019, these parcels of land were held for development and, therefore, had no gross leasable area.

Creating Communities in Our Properties™
www.whitestonereit.com

AUSTIN Davenport Village • Quinlan Crossing • Parkside Village North • Parkside Village South

DALLAS Eldorado • Heritage Trace Plaza • Shops at Starwood • Headquarters Village • Keller Place

HOUSTON BLVD Place • Williams Trace Plaza • The Shops at Williams Trace • South Richey • Shaver Street Center • Bissonnet Beltway Plaza • Westchase Plaza • Sunridge Center • Town Park Plaza • Providence Plaza • Sugar Park Plaza • Kempwood Plaza • Lion Square • Woodlake Plaza

PHOENIX Fulton Ranch Towne Center • Promenade at Fulton Ranch • Gilbert Tuscany Village • Ahwatukee Plaza • Pinnacle of Scottsdale • Sunset at Pinnacle Peak • Village Square at Dana Park • Fountain Square • Shops at Pecos Ranch • Mercado at Scottsdale Ranch • Pima Norte • The Citadel • Marketplace at Central • Desert Canyon • Terravita Marketplace • Paradise Plaza • Anthem Marketplace • Fountain Hills Plaza • Market Street at DC Ranch • La Mirada Center • Scottsdale Seville

SAN ANTONIO City View Village • The Strand at Huebner Oaks • Windsor Park Centre

CHICAGO Spoerlein Commons

WSR
LISTED
NYSE®

Houston Corporate Headquarters: 2600 South Gessner Road, Suite 500, Houston, TX 77063 | Toll Free 866.789.7348
Arizona Regional Office: 20789 North Pima Road, Suite 210, Scottsdale, AZ 85255 | Phone 480.584.6181
Dallas Division Office: 6959 Lebanon Road, Suite 214, Frisco, TX 75034 | Phone 214.824.7888
Austin Division Office: 3801 North Capital of Texas Highway, Suite E-205, Austin, TX 78746 | Phone 512.992.1507
San Antonio Division Office: 11225 Huebner Road, San Antonio, TX 78230 | Phone 210.437.3037